Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 28, 2020, except for the second paragraph of Note 2, as to which the date is December 6, 2020, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-250531) and related Prospectus of ContextLogic Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, California

December 6, 2020